Exhibit 5.1

ClimateRock c/o Ogier Global (Cayman) Limited 89 Nexus Way Camana Bay Grand Cayman KY1-9009 Cayman Islands	D +1 345 815 1788 E Angus.Davison@ogier.com Reference: 501297.00001

14 March 2022

ClimateRock (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to the offering and sale of:

(a)	up to 7,500,000 units (together, the Units), each Unit consisting of one class A ordinary share of the Company with a par value of US$0.0001 each (the Class A Ordinary Shares) and one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share (the Warrants);

(b)	up to 1,125,000 Units (the Over-Allotment Units) which several underwriters, for whom Maxim Group LLC is acting as representative, will have a right to purchase from the Company to cover over-allotments, if any;

(c)	all Class A Ordinary Shares and all Warrants issued as part of the Units and the Over-Allotment Units; and

(d)	all Class A Ordinary Shares that may be issued upon exercise of the Warrants included in the Units and the Over-Allotment Units.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Ogier

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

T +1 345 949 9876

F +1 345 949 9877

ogier.com	A list of Partners may be inspected on our website

ClimateRock

14 March 2022

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in 8 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its Memorandum and Articles of Association (each as defined in Schedule 1) to issue the Class A Ordinary Shares (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents (as defined in Schedule 1), to execute and deliver the Documents (as defined in Schedule 1) and to perform its obligations, and exercise its rights, under such documents.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:

(i)	the issuance of the Class A Ordinary Shares (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents); and

ClimateRock

14 March 2022

(ii)	the execution and delivery of the Documents and the performance of its obligations, and the exercise of its rights, under such documents.

Shares

(d)	The Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents), when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents) and in accordance with the Memorandum and Articles of Association; and

(ii)	the entry of those Class A Ordinary Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

ClimateRock

14 March 2022

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

ClimateRock

14 March 2022

SCHEDULE 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 6 December 2021 issued by the Registrar.

2	The memorandum of association of the Company filed with the Registrar on 6 December 2021 (the Memorandum).

3	The articles of association of the Company filed with the Registrar on 6 December 2021 (the Articles of Association).

4	A Certificate of Good Standing dated 4 March 2022 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 30 December 2021 and 10 March 2022 (the Resolutions).

6	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 14 March 2022 (the Register of Writs).

7	The Registration Statement.

8	A draft of the form of the unit certificate representing the Units and the Over-Allotment Units (the Unit Certificates).

9	A draft specimen certificate for Class A Ordinary Shares (the Share Certificates).

10	A draft of the form of the warrant agreement and the warrant certificate constituting the Warrants (the Warrant Documents and, together with the Unit Certificates and the Share Certificates, the Documents).

ClimateRock

14 March 2022

SCHEDULE 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

6	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

7	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

8	In authorising the execution and delivery of the Documents by the Company, the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

9	Each Document has been duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

ClimateRock

14 March 2022

Enforceability

10	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

11	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

12	None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (the Companies Act) of the Cayman Islands.

Share Issuance

13	The Class A Ordinary Shares shall be issued at an issue price in excess of the par value thereof.

14	The draft amended and restated articles of association appended to the Registration Statement will be adopted by the Company in accordance with the Articles of Association prior to the date that any Units, Class A Ordinary Shares, Warrants or Over-Allotment Units are issued by the Company.

ClimateRock

14 March 2022

SCHEDULE 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator or trustee in bankruptcy in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

ClimateRock

Ogier

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Date : 14 March 2022

Dear Sirs

Director’s Certificate

ClimateRock (the Company)

You have been requested to provide a legal opinion to the Company in relation to certain aspects of Cayman Islands law (the Opinion). I acknowledge that your Opinion will be given in reliance upon the information set out in this certificate. Unless otherwise defined herein, capitalised tenns used in this certificate have the meaning given to them in the Opinion.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)	the Certificate of Incorporation of the Company dated 6 December 2021 issued by the Registrar of Companies;

(b)	the Memorandum and Articles of Association; and

(c)	the Resolutions annexed hereto;

2	the Memorandum and Articles of Association provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

3	the Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company;

4	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholder (Shareholder) to wind up the Company;

5	the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

6	the powers and authority of the directors as set out in the Memorandum and Articles of Association of the Company have not been varied or restricted in any way by resolution or direction of the Shareholder;

ClimateRock

7	there have been no sealing regulations made by the directors, any committee of the directors or the Shareholder pursuant to the Articles of Association of the Company;

8	the Resolutions have been duly signed by all the directors and were passed in accordance with the Company’s Articles of Association;

9	each of the directors and their alternates has disclosed to the Company all of his or her direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

10	the Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the directors relating to the matters referred to therein;

11	prior to, at the time of, and immediately following execution of the documents approved in, the Resolutions (the Documents), the Company was able to pay its debts as they fell due and it entered into the Documents for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

12	the Company has no direct or indirect interest in Cayman Islands real property;

13	each of the directors considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Resolutions;

14	the Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws;

15	none of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) of the Cayman Islands;

16	the directors and officers authorised to execute the Documents on behalf of the Company, at the date of the Resolutions and at the date hereof, were and are as follows:

(a)	Charles Ratelband V;

(b)	Niels Brix;

(c)	Per Regnarsson; and

(d)	Randolph Sesson Jr.;

17	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

18	the Ordinary Shares to be issued pursuant to the Registration Statement will be duly registered and will continue to be registered in the Company’s register of members; and

19	I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you in writing to the contrary.

Signature page to follow

ClimateRock

Yours faithfully

/s/ Charles Ratelband
Name: Charles Ratelband
For and on behalf of ClimateRock

ClimateRock

Company number: 384431

(the Company)

Written resolutions by all of the directors of the Company

All of the directors of the Company (Board) pass the resolutions set out below. Capitalised terms not defined herein shall have the meaning ascribed to them in the Company’s articles of association (the Articles).

1	Filing of Registration Statements with the United States Securities and Exchange Commission

1.1	It is noted that the Company is preparing for an initial public offering of securities on the Nasdaq Global Market (Nasdaq) and to that end has filed a registration statement on Form S-1 with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the Securities Act), related to the offering and sale of the following (the Offering):

(a)	up to 7,500,000 units (together, the Units), each Unit consisting of one Class A Share of the Company with a par value of US$0.0001 each (the Class A Ordinary Shares) and one redeemable warrant, each whole warrant enabling the holder thereof to purchase one Class A Ordinary Share (the Warrants);

(b)	up to 1,125,000 Units (the Over-Allotment Units), which Maxim Group LLC, will have a right to purchase from the Company to cover over allotments, if any;

(c)	all Class A Ordinary Shares and all Warrants issued as part of the Units and the Over-Allotment Units; and

(d)	all Class A Ordinary Shares that may be issued upon exercise of the Warrants included in the Units and the Over-Allotment Units.

1.2	With the Offering and related transactions in mind, drafts of the following documents have been examined by all of the directors:

(a)	the Form S-1 Registration Statement required under the Securities Act;

(b)	a draft specimen certificate for Class A Ordinary Shares;

(c)	a draft specimen certificate for Units;

(d)	a draft specimen certificate for Warrants;

(e)	a draft of the warrant agreement between Continental Stock Transfer & Trust Company and the Company; and

(f)	an opinion certificate to be given in favour of Ogier, Cayman Islands legal counsel of the Company,

together, the above documents shall be referred to as the Documents.

1.3	Each director, by signing these written resolutions, confirms that such director has carefully considered the Documents and related transactions and does not wish to suggest any amendments.

1.4	The directors of the Company hereby adopt the following written resolutions:

(a)	the proposed Offering be and hereby is approved and accordingly, the proposed admission of the Units, the Class A Ordinary Shares and the Warrants to trading on Nasdaq be and hereby is approved, along with all applications relating thereto;

(b)	the proposed issue by the Company of the Units, Class A Ordinary Shares and the Warrants in accordance with their terms and all Class A Ordinary Shares which may be issued on exercise of such Warrants, be and they are hereby all approved, and all such Class A Ordinary Shares and Warrants, subject to the payment of the consideration therefor (if any) or the exercise price thereof (if any), each in accordance with their terms, be issued fully paid and non-assessable and entered on the register of members of the Company;

(c)	the contents of the Documents be and are hereby approved, confirmed and ratified in all respects;

(d)	it is in the best interests of, and commercial benefit to, the Company to enter into the Documents;

(e)	each of the directors and each of the Company’s officers, whether appointed now or in future (each an Authorised Officer), be and hereby are authorised severally to sign the Documents on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his or her absolute discretion think fit;

(f)	each Authorised Officer be and they each are hereby authorised severally to affix the common seal of the Company to the Documents and/or to execute the same as deeds, and to deliver the same, on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his absolute discretion think fit;

(g)	each Authorised Officer be and hereby are authorised severally to sign, execute and deliver all Documents (including any share certificates or certificates in respect of the Class A Ordinary Shares or Warrants to be issued by the Company) and to perform all such acts on behalf of the Company in connection with the Documents and all other transactions and matters contemplated hereby or thereby as such person shall in his or her absolute discretion think fit;

(h)	it is also confirmed and resolved, for the avoidance of doubt, that any of the Class A Ordinary Shares or Warrants referred to herein may be issued in uncertificated form; and

(i)	if any of the above actions have taken place prior to execution of these resolutions, they be and hereby are, approved and ratified.

2	Appointment of Chief Financial Officer and Secretary

2.1	It is proposed that Abhishek Bawa be appointed as chief financial officer and secretary of the Company.

2.2	The Company has received a signed consent to act as chief financial officer and secretary of the Company from Abhishek Bawa, subject to, and with the benefit of the provisions of, the Articles.

2.3	It is resolved that, with effect from the date of these resolutions:

(a)	Abhishek Bawa be appointed as the Chief Financial Officer and secretary of the Company; and

(b)	the Company’s registered office provider be authorised and instructed to update the Company’s register of directors and officers to reflect the above appointment.

3	Promissory Note

3.1	It is noted that the Company has issued a promissory note in favour of Charles Ratelband for up to $300,000 (the Promissory Note).

3.2	It is resolved that entry by the Company into the Promissory Note dated as of 24 December 2021 be and is hereby ratified and approved in all respects, including the fact of its execution, as if it had been presented to and approved by the Directors before it was executed.

4	Further actions

4.1	It is resolved that any Authorised Officer be authorised to take such further actions or procure that such further actions are taken, as such Authorised Officer may consider necessary or convenient to effect the foregoing resolutions.

4.2	Without limiting the generality of the foregoing:

(a)	any director or officer be authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that such person considers necessary or desirable in connection with the transactions contemplated by the documents entered into above, such approval to be evidenced by such person’s execution and delivery (whether alone or together with another authorised signatory) of the Ancillary Documents; and

(b)	any director be authorised to do all such other actions and things as that director considers necessary or desirable for the purposes of the transactions contemplated by the documents entered into above and the Ancillary Documents.

5	Ratification

It is resolved that any and all actions of the Company, or of any Authorised Officer, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, all the directors prior to such action being taken.

These written resolutions may be signed in any number of counterparts, all of which taken together constitute onencr’ the same document, and the written resolutions are effective when the last signatory signi them.

/s/ Charles Ratelband	March 10, 2022
Charles Ratelband	Date signed

/s/ Randolph Sesson Jr.	March 8, 2022
Randolph Sesson Jr.	Date signed

/s/ Niels Brix	March 9, 2022
Niels Brix	Date signed

/s/ Per Regnarsson	2022
Per Regnarsson	Date signed

ClimateRock

Company number: 384431

(Company)

Written resolutions by all of the directors of the Company

All of the directors of the Company pass the resolutions set out below. Capitalised terms not defined herein shall have the meaning ascribed to them in the Company's articles of association (the Articles).

1	Incorporation

1.1	It is noted that:

(a)	the Company was incorporated in the Cayman Islands as an exempted company on 6 December 2021; and

(b)	each director had received copies of the certificate of incorporation of the Company and the memorandum and articles of association with which the Company was incorporated.

1.2	It is further noted that:

(a)	pursuant to section 165 of the Companies Act (Revised), in order for the Company to be registered as an exempted company, it was necessary to submit to the Registrar of Companies a declaration signed by a subscriber to the memorandum of association of the Company to the effect that the operation of the Company will be conducted mainly outside the Cayman Islands; and

(b)	the subscriber of the memorandum of association of the Company (the Subscriber) has made such a declaration.

1.3	It is resolved that the declaration be ratified, including the fact of its execution, as if it had been presented to and approved by all the directors of the Company before it was made.

2	Subscriber Share

It is resolved that:

(a)	the entry of the Subscriber in the register of members as the holder of the one Class B Ordinary Share of US $0.0001 par value (Class B Ordinary Share) for which it has agreed to subscribe (Subscriber Share) be ratified; and

(b)	the Company repurchase the Subscriber Share at par immediately following the issue by it of any additional Shares.

3	Appointment of first directors

3.1	It is noted that on 14 December 2021, the Subscriber appointed the following persons to be the first directors of the Company subject to, and with the benefit of the provisions of, the Articles:

(a)	Charles Ratelband;

(b)	Randolph Sesson Jr. (as non-executive director); and

(c)	Niels Brix (as non-executive director).

3.2	By signing these written resolutions, each director confirms that such director accepts that appointment, subject to, and with the benefit of the provisions of, the Articles.

3.3	It is proposed that Per Regnarsson be appointed as a director of the Company subject to, and with the benefit of the provisions of, the Articles.

3.4	By signing these written resolutions, Per Regnarsson confirms that he accepts that appointment, subject to, and with the benefit of the provisions of, the Articles.

3.5	It is resolved, that:

(a)	Per Regnarsson be appointed as a director of the Company with effect from the date of these resolutions, subject to, and with the benefit of, the provisions of the Articles; and

(b)	the Company's registered office provider be authorised and instructed to update the Company's register of directors and officers and to make the necessary filings with the Registrar of Companies to reflect the appointment with effect from the date of these resolutions.

4	Director interests

Charles Ratelband is to be regarded as interested in any contract or other arrangement with U.N. SDG Support LLC or its affiliates since he is, indirectly, a controller of that entity.

5	Appointment of officers

5.1	It is noted that on 14 December 2021, the Subscriber appointed the following individuals to the following offices in accordance with the Articles:

(a)	Charles Ratelband was appointed as Executive Chairman of the Company; and

(b)	Per Regnarsson was appointed as Chief Executive Officer of the Company.

6	Issue of Shares

6.1	It is noted that each director has received, reviewed and considered the terms of a draft subscription agreement (the Subscription Agreement) to be entered into between U.N. SDG Support LLC and the Company pursuant to which U.N. SDG Support LLC agrees to subscribe for 2,156,250 Class B Ordinary Shares (the New Shares).

6.2	Each director has determined that the transactions contemplated by the Subscription Agreement including the issue of the New Shares are in the best interests of the Company.

6.3	It is resolved that:

(a)	the form, terms and provisions of, the performance by the Company of its obligations under, and transactions contemplated by, the Subscription Agreement and any other ancillary documents or agreements referred to therein or that the directors may otherwise deem necessary, appropriate or advisable for the Company to accomplish the transactions contemplated therein, be, and hereby are accepted, approved, authorised and adopted in all respects;

(b)	any director or officer (each an Authorised Person) be, and hereby is, authorised to execute and deliver in the name and on behalf of the Company, the Subscription Agreement, with such changes therein and additions thereto as may be approved or deemed necessary, appropriate or advisable by the director executing the same on behalf of the Company, the execution thereof by the director to be conclusive evidence of the approval by the director of such changes and additions;

(c)	the Company be, and it hereby is, authorised to consummate the transactions contemplated herein, and the performance of the obligations of the Company under the Subscription Agreement, and the consummation of the transactions contemplated thereby, including the issuance of the New Shares, as fully paid, to U.N. SDG Support LLC, pursuant thereto are in all respects authorised and approved;

(d)	no share certificate be issued for the New Shares;

(e)	immediately following the issue of the New Shares, the Company repurchase the Subscriber Share at par pursuant to Article 9 of the Articles; and

(f)	the maintainer of the Company's register of members be authorised and instructed to make appropriate entries in such register to reflect the issuance of the New Shares and the repurchase of the Subscriber Share.

6.4	It is further noted that the New Shares are to be convertible from Class B Ordinary Shares into Class A Ordinary Shares of US $0.0001 par value (Class A Ordinary Shares) pursuant to the terms of the Articles, once duly amended (the Conversion Right), and it is resolved that the Company shall ensure that at all times there are sufficient authorised but unissued Class A Ordinary Shares to allow for the Conversion Right to be exercised in accordance with the Articles, once duly amended.

7	Promissory Note

7.1	It is noted that the Company has reviewed and considered in detail a draft of a promissory note to be issued by the Company in favour of U.N. SDG Support LLC for up to $300,000 (the Promissory Note).

7.2	It is resolved that:

(a)	it is in the Company's best interests that the Company should approve and enter into the Promissory Note; and

(b)	any Authorised Person be and is hereby authorised to approve the form of, and execute on behalf of the Company, the Promissory Note.

8	Share certificates

It is resolved that, unless specifically requested in accordance with the terms of the offering of shares, no share certificates will be issued.

9	Appointment of legal advisers

It is resolved that the following counsel be appointed legal advisers to the Company:

(a)	as to United States law:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor New York, NY 10105

United States of America

(b)	as to Cayman Islands law:

Ogier

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands.

10	Company seal

It is resolved that, for the time being, no corporate seal be adopted by the Company.

11	Registered office

11.1	The Company was incorporated with its registered office at Ogier Global (Cayman) Limited of 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

11.2	It is resolved that:

(a)	the present situation of the registered office of the Company be confirmed; and

(b)	any director be authorised to approve the form of, and execute on behalf of the Company, a registered office services agreement between the Company and Ogier Global (Cayman) Limited, such approval to be conclusively evidenced by that person's execution and delivery of that agreement.

12	Annual returns

It is resolved that unless and until otherwise instructed in writing by a director, the registered office provider be authorised and instructed to:

(a)	sign the annual return form required to be submitted annually to the Registrar of Companies in and for the Cayman Islands as the Company's authorised signatory; and

(b)	file each annual return with the Registrar of Companies.

13	Company accounts

13.1	It is resolved that:

(a)	the directors shall cause to be kept proper books of account that give a true and fair view of the state of the affairs of the Company with respect to:

(i)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(ii)	all sales and purchases of goods by the Company; and

(iii)	the assets and liabilities of the Company.

14	Financial year and reports

It is resolved that:

(a)	the financial year of the Company end on 31 December in each year and that the first financial year of the Company end on 31 December 2022;

(b)	monthly unaudited reports on the financial performance of the Company be sent to members; and

(c)	at the end of each financial year, the Company send or cause to be sent to members audited financial statements.

15	Cayman Islands Beneficial Ownership Regime

15.1	It was noted that the Company is subject to the Cayman Islands beneficial ownership regime (UBO Regime) which provides a secure, non-public centralised platform on which beneficial ownership information of in-scope companies must be maintained.

15.2	The UBO Regime requires that each company to which the UBO Regime applies (In-Scope Company) takes certain steps with respect to the gathering of its beneficial ownership information and the preparation of a register of such beneficial ownership information (the Beneficial Ownership Register) for the purposes of reporting this information pursuant to the UBO Regime.

15.3	It was noted that the Company is an In-Scope Company. As such, Ogier has advised that the Company is required to:

(a)	engage the Company's registered office provider to maintain an adequate, accurate and current beneficial ownership register;

(b)	take reasonable steps to identify "registrable persons" (individual beneficial owners and relevant legal entities);

(c)	give notice to all registrable persons requiring such persons to confirm their status;

(d)	provide to the Company's registered office provider the required particulars of such registrable persons once those particulars have been confirmed;

(e)	instruct the Company's registered office provider to enter the required details of registrable persons into the Beneficial Ownership Register of the Company; and

(f)	upon becoming aware of any change to the particulars of a registrable person stated in its Beneficial Ownership Register, give notice to the registrable person as soon as reasonably practicable requesting confirmation of the change,

(together, the above steps, the Beneficial Ownership Compliance Process).

It is noted that the Company's registered office provider has provided the Company with template documentation, to be completed by the Company and its relevant beneficial owners in order to complete the Beneficial Ownership Compliance Process (UBO Forms).

15.4	It is hereby resolved that:

(a)	the UBO Forms be completed with such information as is required in respect of the Company’s compliance with the UBO Regime;

(b)	any registrable persons be requested to provide such information and documentation as is necessary and requested by the Company's registered office provider in order to ensure compliance with the Beneficial Ownership Compliance Process;

(c)	any director or officer be and is hereby authorised to sign the UBO Forms for and on behalf of the Company; and

(d)	the Company's registered office provider be instructed to prepare the Beneficial Ownership Register and to take such further steps as are necessary pursuant to the UBO Regime in order to ensure the Company's compliance with the UBO Regime.

16	Cayman Islands Economic Substance Act

16.1	It is noted that the International Tax Co-operation (Economic Substance) Act (Revised) (ES Act) requires in-scope entities (Relevant Entities) that carry on particular activities (Relevant Activities) to have demonstrable economic substance in Cayman.

16.2	A Relevant Entity includes, among others, a company incorporated under the Companies Act (Revised) of the Cayman Islands. The ES Act requires a Relevant Entity that is carrying on Relevant Activities (as defined under the ES Act) to satisfy the economic substance test in relation to each Relevant Activity. Such a Relevant Entity will also have notification and reporting obligations under the economic substance law.

16.3	The Company has provided information to Ogier regarding its business activities and based on advice received from Ogier the directors have concluded that:

(a)	that the Company is a Relevant Entity; but

(b)	the Company is not conducting a Relevant Activity.

16.4	As the Company is a Relevant Entity, it is expected that the Company (or the Company's registered office on its behalf) will be required to submit a notification or declaration to the Registrar of Companies (Registrar) confirming (i) that it is a Relevant Entity, (ii) the date of the end of its financial year, and (iii) that it does not carry on a Relevant Activity. Such confirmation is expected to be required at or around the time of the filing of the Company's annual return, with subsequent notifications or declarations as prescribed pursuant to the ES Act.

16.5	It is resolved that:

(a)	any director or officer be authorised to sign any classification, notification, declaration or other confirmation required now or in future to be given to the Registrar or to the Company's registered office for and on behalf of the Company for the purpose of the ES Act confirming that the Company is a Relevant Entity that is not conducting a Relevant Activity, for the purpose of the ES Act in such form as such director or officer shall approve and to lodge the same with the Registrar or the Company's registered office, as the case may be;

(b)	the Company's registered office be authorised to submit confirmation of the status of the Company under the ES Act to any Cayman governmental authority if required to do so, through the annual return of the Company or otherwise, and to take such further steps as are necessary pursuant to the ES Act in order to ensure the Company's compliance with the ES Act; and

(c)	any director or officer be authorised to notify any other entity of the Company's classification as being a Relevant Entity that is not carrying on a Relevant Activity under the ES Act as may from time to time be necessary or desirable.

17	Bank account

It is resolved that:

(a)	the Company establish one or more bank accounts with any bank (Bank);

(b)	any duly authorised signatory being Charles Rate!band, Per Regnarsson or as otherwise notified by the directors, be authorised to sign the accounts maintained in the Company's name at the Bank;

(c)	any one director or officer of the Company, or authorised signatory notified to the Bank under paragraph (b), be authorised to execute all documents necessary to establish the accounts in the Company's name at the Bank; and

(d)	any resolutions contained in the account opening documents of the Bank, copies of which are to be filed and form part of these resolutions, are adopted as if set out in full in these resolutions.

18	Further actions

18.1	It is resolved that any director or officer of the Company be authorised to take such further actions or procure that such further actions are taken, as such director or officer may consider necessary or convenient to effect the foregoing resolutions.

18.2	Without limiting the generality of the foregoing:

(a)	any director or officer be authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that such director or officer considers necessary or desirable in connection with the transactions contemplated these resolutions entered into above, such approval to be evidenced by such director's or officer's execution and delivery (whether alone or together with another authorised signatory) of the Ancillary Documents; and

(b)	any director or officer be authorised to do all such other actions and things as that director or officer considers necessary or desirable for the purposes of the transactions contemplated by these resolutions and the Ancillary Documents.

19	Ratification

It is resolved that any and all actions of the Company, or of any director or officer of the Company, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, all the directors prior to such action being taken.

These written resolutions may be signed in any number of counterparts, all of which taken together constitute one and the same document, and the written resolutions are effective when the last signatory signs them.

Signatures to follow

/s/ Charles Ratelband	December 29, 2021
Charles Ratelband	Date signed

/s/ Randolph Sesson Jr.	December 30, 2021
Randolph Sesson Jr.	Date signed

/s/ Niels Brix	December 28, 2021
Niels Brix	Date signed

/s/ Per Regnarsson	December 29, 2021
Per Regnarsson	Date signed